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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

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NAME                                                            JURISDICTION OF INCORPORATION
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
Integra Bank NA                                                 United States
 * IBNK Leasing Corp.                                           State of Indiana
 * West Kentucky Insurance and Financial Services, Inc.         Commonwealth of Kentucky
 * Integra Illinois Investment Co., LLC                         State of Delaware
 ** Integra Loan Company, LLC                                   State of Delaware
 *** Total Title Services, LLC                                  State of Indiana
Integra Capital Trust II                                        State of Delaware
Integra Capital Statutory Trust III                             State of Connecticut
Integra Reinsurance Company, LTD                                Turks and Caicos Islands
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* - Wholly owned subsidiary of Integra Bank NA
**- Ninety-nine percent owned by Integra Illinois Investment Co., LLC and one percent owned by Integra Bank NA
***- Twenty-nine percent ownership by Integra Bank NA